SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2006

SOFTBRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51118	41-2021446
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Meridian Crossings, Suite 800 Minneapolis, Minnesota (Address of principal executive offices)		55423 (Zip code)

Registrant’s telephone number, including area code:  (612) 851-1500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)           On November 7, 2006, SoftBrands, Inc. (“SoftBrands”) received a notification from the American Stock Exchange (“AMEX”), the national securities exchange that maintains principal listing for SoftBrands’ common stock, of failure to satisfy certain of the AMEX’s continued listing standards. Specifically, the AMEX noted that SoftBrands did not satisfy the AMEX listing standard under sections 134 and 1101 due to the failure to file a required amendment to its Form 8-K reporting the acquisition of MAI Systems Corporation.  The amendment, to include financial information relating to the acquired company, was due within 71 days of filing the initial Form 8-K.  The complete, accurate and timely filing of reports required to be filed by the SEC is a condition for SoftBrands’ continued listing on the AMEX.

SoftBrands currently believes that the amendment will be filed by December 6, 2006, based in part on consultation with its independent public accountants. SoftBrands has discussed the issue with its representative at the AMEX and has represented that it will submit a plan of compliance consistent with such timetable, which will be subject to AMEX review and approval.  If SoftBrands does not correct the late filing by January 7, 2007, it has been advised by the AMEX that it will commence delisting proceedings.

Item 7.01  Regulation FD Disclosure

On November 13, 2006, SoftBrands issued a press release announcing receipt of the listing noncompliance letter from the AMEX.

Item 9.01  Financial Statements and Exhibits

99.1         Press Release dated November 13, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 13, 2006

SOFTBRANDS, INC.

/s/ Gregg Waldon
Gregg Waldon, Senior Vice President and Chief Financial Officer